Exhibit 99.1

                             Joint Filing Agreement
                                       For
                     Limited Partnership Interests ("Units")
                                       of
           Wilder Richman Historic Properties II. L.P. ("Partnership")


     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the Units of the Partnership beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement dated January 22, 2004.

EVEREST INVESTORS 14, LLC
By:  EVEREST PROPERTIES II, LLC,
     Manager

     By:  /S/ DAVID I. LESSER
          -------------------
          David I. Lesser
          Executive Vice President

MILLENIUM MANAGEMENT, LLC
By:  EVEREST PROPERTIES II, LLC,
     Manager

     By:  /S/ DAVID I. LESSER
          -------------------
          David I. Lesser
          Executive Vice President

EVEREST MANAGEMENT, LLC
By:  EVEREST PROPERTIES II, LLC,
     Manager

     By:  /S/ DAVID I. LESSER
          -------------------
          David I. Lesser
          Executive Vice President